Exhibit 23.1


                         Consent of Independent Auditors
                         -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to 2002 Employee Equity Participation Plan and 2002 Employee Stock Option Plan of Covance Inc. of our report dated January 18, 2002, with respect to the consolidated financial statements of Covance Inc. for the year ended December 31, 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


MetroPark, New Jersey
July 30, 2002